EMPLOYMENT AGREEMENT
                           (dated as of March 1, 2001)


                AGREEMENT, made and entered into as of the date first above written, by and between, XL Capital Ltd, a Cayman Islands corporation (the "Company"), and Jerry de St. Paer (the "Executive").

                WHEREAS, the Company desires to secure the services of the Executive and to enter into an agreement embodying the terms of his employment; and

                WHEREAS, the Executive desires to accept such employment and enter into such agreement;

                NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company, the Guarantors (as hereinafter defined) and the Executive (the "Parties") agree as follows:

                1. EMPLOYMENT.

                Subject to Section 3(d) below, the Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for the term of this Agreement as set forth in Section 2, below, in the position and with duties and responsibilities set forth in Section 3, below, and upon such other terms and conditions as are hereinafter stated.

                2. TERM OF EMPLOYMENT.

                Subject to Section 3(d) below the stated term of employment under this Agreement shall commence on the date first above written (the "Date of the Agreement") and shall continue through the close of business on the third anniversary of the Date of the Agreement, subject to earlier termination as provided in Section 8, below, and extension as provided in the next succeeding sentence. On the third anniversary of the Date of this Agreement and upon each anniversary thereafter, the stated term of employment shall be automatically extended for an additional one year unless the Company gives notice in writing to the Executive or the Executive gives notice in writing to the Company at least three months prior to such anniversary that the term is not to be so extended.


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                3. POSITIONS, DUTIES AND RESPONSIBILITIES.

                (a) GENERAL. The Executive shall be employed as the Executive Vice President and Chief Financial Officer of the Company. In such position, the Executive shall have the duties, responsibilities and authority normally associated with the office, position and titles of such an officer of an insurance, reinsurance and financial services company whose shares are publicly traded in the United States. In carrying out his duties and responsibilities, the Executive shall report to the Chief Executive Officer of the Company. During the term of this Agreement, the Executive shall devote his full business time to the business and affairs of the Company, and shall use his best efforts, skills and abilities to promote the Company's interests.

                (b) PERFORMANCE OF SERVICES. The Executive shall be based in the Company's Bermuda headquarters. The Executive's services under this Agreement shall be performed outside the United States and generally in Bermuda unless the Executive and the Company mutually agree in writing to the performance of such services in another location. The Executive may travel to any location in connection with the performance of the Executive's duties hereunder provided that such travel is in accordance with the guidelines established by the Company from time to time.

                (c) PERMITTED ACTIVITIES. Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations,
(ii) engaging in charitable activities and community affairs and (iii) managing his personal investments and affairs; PROVIDED such activities do not materially interfere with the proper performance of his duties and responsibilities hereunder and are not otherwise considered to be inappropriate by the Board of Directors of the Company (the "Company Board").

                (d) WORK PERMITS. The employment of the Executive by the Company shall be contingent upon the issuance to the Executive of a suitable (for the purposes of the Executive's contemplated employment by the Company) work permit by the Bermuda government authorities and any other permits required by any Bermuda government authority. Both the Company and the Executive shall use their respective best efforts to obtain, maintain and renew said permit(s) so as to


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                                     - 3 -


allow the Executive to be employed under the terms hereof. The Company shall be responsible for permit fees. If at any time said permit(s), having been obtained, expire and are not renewed or cease to be valid and such renewal or validation is necessary in order for the Executive to be employed by the Company as contemplated by this Agreement and the non-renewal or invalidation is beyond the control of both the Company and the Executive, employment under this Agreement shall terminate immediately upon the expiration of said permit(s) or upon said permit(s) ceasing to be valid unless the Executive can discharge his duties and responsibilities effectively from another location not requiring said permit(s) that is acceptable to the Executive and non-prejudicial to the interests of the Company. In the event of such termination, the provisions of
Section 8(d) shall apply to such termination of the Executive's employment (or, if within (i) the one-year period prior to the date of a Change in Control, as hereinafter defined, provided the conditions set forth in the last paragraph of
Section 8(d)(iii) are satisfied, or (ii) the Post-Change Period, as hereinafter defined, such termination shall be considered a termination by the employee for "Good Reason") provided that non-renewal of said permit(s) or invalidation thereof are not a direct result of any material action or omission of the Executive that would reasonably cause such permit(s) not to be renewed or validated.

                4. BASE SALARY.

                The Executive shall be paid a Base Salary by the Company equal US$400,000, payable in accordance with the Company's regular pay practices. Such Base Salary shall be subject to annual review in accordance with the Company's practices for executives as in effect from time to time and may be increased at the discretion of the Compensation Committee of the Company Board (the "Compensation Committee").

                5. ADDITIONAL COMPENSATION.

                (a) BONUS. In addition to the Base Salary provided for in
Section 4, above, the Executive shall be eligible for an annual cash bonus under the Company's Annual Incentive Compensation Plan as in effect from time to time. The Executive may be awarded such annual bonuses thereunder as may be approved by the Compensation Committee based on corporate, individual and business unit performance measures, as appropriate, established or approved from time to time, by the Compensation Committee. Initially, the Execu-

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                                     - 4 -

tive shall have an annual target bonus equal to 90% of Base Salary (within a range of 45% of Base Salary for threshold performance to 270% of Base Salary for superior performance), of which 70% shall be based on corporate performance and 30% based on business unit performance. Any annual bonus shall be paid in cash in a lump sum promptly following approval thereof or, at Executive's option, deferred in accordance with any bonus deferral plans of the Company in effect from time to time. Nothing in this Section 5(a) shall confer upon the Executive any right to a minimum annual bonus.

                (b) STOCK OPTION GRANT. Pursuant to the XL Capital Ltd 1991 Performance Incentive Program, as soon as practicable following the Date of the Agreement XL will grant to the Executive an option (the "Option") to purchase 30,000 ordinary shares of XL at an exercise price equal to the fair market value of such shares on the date of grant. The Option shall become exercisable in three equal annual installments commencing on the first anniversary of the date of grant (provided the Executive's employment continues through such dates), and the Option shall be subject to such other terms and conditions set forth in the form of stock option agreement utilized generally by XL for its executives.

                (c) RESTRICTED SHARE GRANT. Pursuant to XL Capital Ltd 1991 Performance Incentive Program, as soon as practicable following the Date of the Agreement XL shall grant to the Executive 13,000 restricted ordinary shares of XL. The restricted shares will vest in four equal annual installments, commencing on the first anniversary of the date of grant, provided the Executive's employment continues through such dates, and the restricted shares shall be subject to such other terms and conditions as set forth in the form of restricted stock agreement utilized generally by XL for its executives.

                (d) SIGNING BONUS. On the execution of this Agreement the Executive shall be entitled to a special signing bonus in the amount of US$400,000, which shall be paid to him as soon as practicable thereafter.

                6. EMPLOYEE BENEFIT PROGRAMS.

                During the term of the Executive's employment under this Agreement, the Executive shall be entitled to participate in all employee benefit programs of the Company as are in effect from time to time and in which senior executives of the

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                                     - 5 -

Company are eligible to participate, including medical, hospitalization, life, travel and accident insurance, disability protection, retirement benefits and stock option and other stock-based compensation or incentive plans. During the term of the Executive's employment hereunder, an amount equal to 10% of the Executive's Base Salary and annual bonus shall be either (i) credited annually to the Executive's account under a retirement plan which is not U.S. tax-qualified (but which is intended to result in deferral of taxation under
U.S.  tax  principles  until  receipt  of  benefits  by  the  Executive),   (ii)
contributed annually to the Executive's account under a U.S. tax-qualified retirement plan or (iii) a combination of (i) or (ii) above at the option of the Executive, subject to limitations imposed by applicable law, in any case, which amount so credited or contributed shall be in addition to the Executive's Base Salary and annual bonus hereunder.

                7. BUSINESS EXPENSE REIMBURSEMENT AND FRINGE BENEFITS.

                (a) EXPENSE REIMBURSEMENT. During the term of the Executive's employment under this Agreement, the Executive shall be entitled to receive reimbursement by the Company for all reasonable out-of-pocket travel expenses, entertainment expenses and other expenses incurred by him in performing his duties under this Agreement, provided that the Executive submits reasonable documentation with respect to such expenses. This shall include, without limitation, reimbursements of any such costs for air fare, hotel accommodations and meals, in each case at the same level and class as other comparable executives.

                (b) FRINGE BENEFITS. During the term of the Executive's employment under this Agreement, the Executive shall be entitled to participate in any of the Company's executive fringe benefits in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's senior executives. In all events, without limiting the foregoing, the Executive shall be entitled during the period he is employed to the following:

               (i) a housing allowance of US$12,000 per month (to be prorated for partial months and adjusted in accordance with the Company's policies) while his services are performed in Bermuda,

               (ii) use of an automobile having a purchase price not in excess of US$38,500, plus maintenance, licensing and

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                                     - 6 -

          insurance costs, and a new automobile shall be made available to the Executive after five years,

               (iii) direct payment or reimbursement of the cost (including initiation fees and annual dues) of membership in one club in Bermuda,

               (iv) direct payment or reimbursement by the Company for the reasonable cost of financial and tax planning, such payment or reimbursement not to exceed US$10,000 per year,

               (v) up to four round-trip non-business trips per year (flying in business class) by the Executive and each member of his family residing with him in Bermuda between Bermuda and New York, NY (the benefit under this Section 7(b)(v) being in addition to any reimbursement of air fare described in Section 7(a), above) in accordance with the Company's policies and procedures for home leaves as in effect from time to time,

               (vi) reimbursement for the reasonable travel expenses incurred by the Executive in attending meetings of the Board of Directors of the following charitable organizations: Johns Hopkins School of Advanced International Studies, North Central Trustee and RMD House, to the extent such expenses are not otherwise reimbursed, and

               (vii) such other benefits for which a Grade 11 executive shall be eligible from time to time.

                (c) RELOCATION EXPENSES. The Company shall pay directly or reimburse the Executive, in either case on an after-tax basis to the Executive, for reasonable moving expenses in relocating the Executive and his immediate family from Bermuda to a location in the New York City metropolitan area designated by the Executive (or the Executive's estate or other legal representative in the event of his death) following termination of the Executive's employment with the Company for any reason other than Cause (as hereinafter defined).

                8. TERMINATION OF EMPLOYMENT.

                (a) TERMINATION DUE TO DEATH. In the event the Executive dies during the term of employment hereunder, the Executive's spouse, if the spouse survives the Executive, shall be entitled to receive the Base Salary as provided in
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                                     - 7 -


Section 4, above, at the rate in effect at the time of Executive's death, to be paid in accordance with the Company's regular payroll practices or in a lump sum, at the Company's option, through the end of the sixth month after the month in which the Executive dies. In the event that the Executive's spouse does not survive him, the estate or other legal representative of the Executive shall be entitled to receive the Base Salary as provided in Section 4, above, at the rate in effect at the time of the Executive's death, to be paid in accordance with the Company's regular payroll practices or in a lump sum, at the Company's option, through the end of the sixth month after the month in which the Executive dies. In addition to the above, the estate or other legal representative of the Executive shall be entitled to:

               (i) any annual bonus earned in accordance with the Company's bonus program or awarded but not yet paid under Section 5, above,

               (ii) a pro rata bonus for the year of death in an amount determined by the Compensation Committee, but in no event less than a pro rata portion of the Executive's target bonus for the year,

               (iii) full and immediate vesting as of the date of death of all rights under any options to purchase equity securities of the Company or other rights with respect to equity securities of the Company, including any restricted stock or other securities, held by the Executive,

               (iv) full and immediate vesting under the Company's pension plans as of the date of death, to the extent permitted by applicable law, and

               (v) any other rights and benefits, if any, available under employee benefit programs of the Company, or their equivalent, as provided in Section 6, above, and under business expense reimbursement and fringe benefits programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs, PROVIDED that such rights and benefits (excluding any right to be considered for additional grants under the Company's stock option and other stock-based compensation or incentive plans), or the economic equivalent thereof on an after-tax basis to the Executive's estate or other legal representative, shall continue for at least six months following the end of the month in which the Executive dies.


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                                     - 8 -


                (b) TERMINATION DUE TO DISABILITY. In the event the Executive's employment hereunder is terminated due to his disability, as determined under the Company's long-term disability plan, the Executive shall be entitled to:

               (i) the Base Salary as provided in Section 4, above, through the end of the sixth month after the month in which the Executive's employment terminates due to disability,

               (ii) any annual bonus earned in accordance with the Company's bonus program or awarded but not yet paid under Section 5,

               (iii) a pro rata bonus for the year of disability in an amount determined by the Compensation Committee, but in no event less than a pro rata portion of the Executive's target bonus for the year,

               (iv) full and immediate vesting as of the date of disability of all rights under any options to purchase equity securities of the Company or other rights with respect to equity securities of the Company, including any restricted stock or other securities, held by the Executive,

               (v) full and immediate vesting under the Company's pension plans as of the date of disability, to the extent permitted by applicable law, and

               (vi) any other rights and benefits, if any, available under employee benefit programs of the Company, or their equivalent, as provided in Section 6, above, including, without limitation, the terms of any long-term disability plan, and under the business expense reimbursement and fringe benefits programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs, PROVIDED that such rights and benefits (excluding any rights to be considered for additional grants under the Company's stock option and other stock-based compensation or incentive plans), or the economic equivalent thereof on an after-tax basis to the Executive, shall continue for at least six months following the end of the month in which the Executive's employment is terminated due to disability.

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                                     - 9 -



                (c) TERMINATION FOR CAUSE.

               (i) The employment of the Executive under this Agreement may be terminated by the Company for Cause, such termination to be effective upon the Company giving the Executive written notice of termination in accordance with the provisions of this Agreement. For this purpose, "Cause" shall mean:

                    (A) conviction of the Executive of a felony involving moral turpitude, dishonesty or laws to which the Company or its Affiliates are subject in connection with the conduct of its or their business, or

                    (B) the Executive, in carrying out his duties for the
               Company under this Agreement, has been guilty of (1) willful misconduct or (2) substantial and continual refusal by the Executive to perform the duties assigned to the Executive pursuant to the terms hereof; PROVIDED, HOWEVER, that any act or failure to act by the Executive shall not constitute Cause for purposes of this Section 8(c)(i)(B) if such act or failure to act was committed, or omitted, by the Executive in good faith and in a manner he reasonably believed to be in the overall best interests of the Company, as the case may be. The determination of whether the Executive acted in good faith and that he reasonably believed his action to be in the Company's overall best interest, as the case may be, will be in the reasonable judgment of the General Counsel of the Company or, if the General Counsel shall have an actual or potential conflict of interest, the Compensation Committee.

                    (C) the Executive's continued willful refusal to obey any
               lawful policy or requirement duly adopted by the Company Board and the continuance of such refusal after receipt of written notice.

               (ii) In the event of a termination for Cause under Section 8(c)(i), above, the Executive shall be entitled only to:

                    (A) Base Salary as provided in Section 4, above, at the rate in effect at the time of his termination of employment for Cause, through the date on which termination for Cause occurs,

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                                     - 10 -



                    (B) the rights under any options to purchase equity
               securities of the Company or other rights with respect to equity securities of the Company, including any restricted stock or other securities, held by the Executive, determined in accordance with the terms thereof, and

                    (C) any other rights and benefits, if any, available under employee benefit programs of the Company, or their equivalent, as provided in Section 6, above, and under the business expense reimbursement and fringe benefits programs as described in
               Section 7, above, determined in accordance with the applicable terms and provisions of such programs; PROVIDED that the Executive shall not be entitled to any such rights or benefits unless the terms and provisions of such programs expressly state that the Executive shall be entitled thereto in the event his employment is terminated for Cause (as defined in this Agreement or otherwise); PROVIDED FURTHER that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent full-time employment.

                (d) TERMINATION WITHOUT CAUSE.

               (i) Anything in this Agreement to the contrary notwithstanding, the Executive's employment may be terminated by the Company without Cause as provided in this Section 8(d). A termination due to death or disability, as described in Section 8(a) or (b), above, or a termination for Cause, as described in Section 8(c), above, shall not be deemed a termination without Cause under this Section 8(d).

               (ii) In the event the Executive's employment is terminated by the Company without Cause (x) prior to a Change in Control (other than as provided in the last paragraph of Section 8(d)(iii), in which case the provisions of Section 8(d)(iii) shall apply in lieu of this Section 8(d)(ii)) or (y) following the Post-Change Period (as hereinafter defined), the Executive shall be entitled to:

                    (A) Base Salary as provided in Section 4, above, at the rate in effect at the time of his termination of employment without Cause, through the date on which termination without Cause occurs,

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                                     - 11 -



                    (B) (I) if the Executive's employment terminates after the second anniversary of the Date of the Agreement, a cash lump sum payment equal to (x) two times the Executive's annual Base Salary, at the annual rate in effect in accordance with Section 4, above, immediately prior to such termination and (y) one times the higher of the targeted annual bonus for the year of such termination or the bonus actually awarded to the Executive by the Company for the year immediately preceding the year of termination, and

                    (II) if the Executive's employment terminates on or prior to the second anniversary of the Date of the Agreement, a cash lump sum payment equal to (x) two times the Executive's annual Base Salary, at the annual rate in effect in accordance with Section 4, above, immediately prior to such termination and (y) two times the targeted annual bonus for the year of such termination,

                    (C) any annual bonus earned in accordance with the Company's bonus program or awarded but not yet paid under Section 5, above,

                    (D) if the Executive's employment terminates on or prior to the second anniversary of the Date of the Agreement, the rights under the stock options granted pursuant to Section 5(b) hereof and the restricted shares granted pursuant to Section 5(c) hereof held by the Executive shall immediately become vested and, in the case of the stock options, exercisable in full,

                    (E) except as otherwise set forth in Section 8(d)(ii)(D)
               above, the rights under any options to purchase equity securities of the Company or other rights with respect to equity securities of the Company, including any restricted stock or other securities, held by the Executive, determined in accordance with the terms thereof, and

                    (F) any other rights and benefits, if any, available under the employee benefit programs of the Company, or their equivalent, as provided in Section 6 above, and under the business expense reimbursement and fringe benefits programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs, for the remainder of the stated term of the agreement from termination or until the second anniversary of the date of termination, whichever is shorter; PROVIDED, HOWEVER, that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent full-time employment and to the extent the Company is unable to continue such coverage, the Company shall provide the Executive with economically equivalent benefits determined on an after-tax basis to the Executive; PROVIDED FURTHER, HOWEVER, that in no event shall the Executive have a right to be considered for additional grants under the Company's stock option and other stock-based compensation or incentive plans or be eligible for employer contributions under the Company's retirement benefit plans at any time in whole or in part following the Executive's termination of employment pursuant to this Section 8(d)(ii).

               (iii) In the event the Executive's employment is terminated by
          (x) the Company without Cause within the twenty-four month period following a Change in Control (as defined in Exhibit A hereto) and, if the Change in Control is stockholder approval of an Event (as defined in Exhibit A), prior to a termination of the agreement to effect the Event (the "Post-Change Period") or (y) the Executive terminates his employment for "Good Reason" (as defined in Exhibit B hereto) during the Post-Change Period, the Executive shall be entitled to:

                    (A) Base Salary as provided in Section 4, above, at the rate in effect at the time of his termination of employment, through the date on which termination occurs,

                    (B) a cash lump sum payment equal to two times the
               Executive's annual Base Salary, at the rate in effect in accordance with Section 4, above, immediately prior to such termination or Change of Control, whichever is greater,

                    (C) a cash lump sum payment equal to two times the largest annual bonus awarded to the Executive by the Company in the three-year period prior to the year in which the Change in Control occurs, provided such bonuses shall be at least equal to the targeted annual bonus for the year of such termination,

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                                     - 13 -



                    (D) an amount equal to (i) the higher of (x) the bonus
               actually awarded to the Executive by the Company for the year immediately preceding the year in which the Change in Control occurs or (y) the targeted amount of bonus that would have been awarded to the Executive in respect of the year in which the termination of employment occurs, multiplied by (ii) a fraction, the numerator of which is the number of months or fraction thereof in which the Executive was employed by the Company in the year of termination of employment, and the denominator of which is 12,

                    (E) options to purchase equity securities of the Company or other rights with respect to equity securities of the Company held by the Executive shall continue to be exercisable for three years from the date of termination of employment, notwithstanding the Executive's termination of employment, or the original full term of the option or other right, if shorter,

                    (F) any other rights and benefits available under the
               employee and fringe benefit programs of the Company, or their equivalent, as provided in Section 7, above, in which the Executive was participating at the time of his termination of employment for a two-year period from termination; PROVIDED, HOWEVER, that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent full-time employment and, to the extent the Company unable to continue such coverage, the Company shall provide the Executive with economically equivalent benefits determined on an after-tax basis to the Executive; PROVIDED FURTHER, HOWEVER, that in no event shall the Executive have a right to be considered for additional grants under the Company's stock option and other stock-based compensation or incentive plans at any time in whole or in part following the Executive's termination of employment pursuant to this Section 8(d)(iii),

                    (G) full and immediate vesting under the Company's pension plans as of the date of termination, to the extent permitted by applicable law, and

                    (H) continued coverage under and contributions by the
               Company to the Executive's accounts under the Company's pension plans for two years following the

                Executive's termination of employment, such contributions to be based on the Executive's compensation and the Company's practices as in effect at the time of such termination or Change in Control, whichever is greater; PROVIDED, HOWEVER, that if such continued coverage and contributions cannot be provided under the pension plans under applicable law, then economically equivalent benefits determined on an after-tax basis to the Executive shall be provided through arrangements outside the applicable pension plans.

                Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled to the benefits described in (A)-(H) above, if the Executive's employment or status as an elected officer with the Company is terminated (other than for Cause) within one year prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control.

               (iv) If, in situations where Section 8(d)(iii) does not apply, at any time during the term of the Executive's employment hereunder, the Executive fails to be appointed (or re-appointed, as appropriate) as Executive Vice President and Chief Financial Officer of the Company (or, if agreed in writing by the Executive, an equivalent or superior position), or duties are assigned to the Executive that are inconsistent with his position, or the Company does not cure any other material breach by it of any provision of this Agreement or any agreements entered into pursuant thereto within 30 calendar days following written notice of same by the Executive, the Executive shall have the right to terminate his employment within 30 calendar days of such failure to appoint or re-appoint or of such assignment or of such failure to cure a breach, as the case may be, and such termination shall be deemed a termination by the Company without Cause under
          Section 8(d)(ii), above, PROVIDED, in the case of a failure to appoint or re-appoint or assignment of inconsistent duties, the Executive shall have given the Company written notice of his decision and shall not, within 30 calendar days thereafter, have been reinstated to the relevant positions and/or had the assignment of inconsistent duties rescinded.

                (e) VOLUNTARY TERMINATION BY THE EXECUTIVE. The Executive may voluntarily terminate his employment prior to the expiration of the term of this Agreement upon at least twelve months' prior written notice to the Company. Such termination shall constitute a voluntary termination and, except as provided in
Section 8(d)(iii) or Section 8(d)(iv), above, in such event the Executive shall be limited to the same rights and benefits as applicable to a termination by the Company for Cause as provided in Section 8(c), above. A voluntary termination in accordance with this Section 8(e) shall not be deemed a breach of this Agreement. A termination of the Executive's employment due to disability or death as described in Section 8(b) or 8(a), above, a termination by the Executive which the Executive is entitled to treat as a termination by the Company pursuant to Section 8(d), above, or a termination by the Executive under
Section 8(d)(iv), above, shall not be deemed a voluntary termination within the meaning of this Section 8(e).

                9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that (i) any payment or distribution made, or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit or accelerated vesting or exercisability of any award) by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the United States Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision or similar excise tax), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), (ii) the aggregate amount of the Executive's Parachute Payments (as defined in Section 280G(b)(2)(A) of the Code) is less than 3.25 times the Executive's Base Amount (as defined in Section 280G(b)(3)(A) of the Code), and (iii) no such Payment would be subject to the Excise Tax if the payments set forth in Section 8(d)(iii)(B) and (C) hereof were each reduced by up to 20 percent, then the payments set forth in Section 8(d)(iii)(B) and (C) will each be reduced to the smallest extent possible (and in no event by more than 20 percent in the aggregate) such that no Payment is subject to the Excise Tax.

                (b) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that (i) the aggregate amount of the Executive's Parachute Payments equals or exceeds 3.25 times the Executive's Base Amount, (ii) the aggregate amount of the Executive's Parachute Payments is less than 3.25 times the Base Amount but one or more Payments would be subject to the Excise Tax even if the payments set forth in Section 8(d)(iii)(B) and (C) hereof were each reduced by 20 percent, or (iii) notwithstanding a reduction in payments pursuant to Section 9(a) above, an Excise Tax is payable by the Executive on one or more Payments, then, in any such case, Payments shall not be reduced and the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any income or Excise Tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, the Executive retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.

                (c) Subject to the provisions of Section 9(d), all determinations required to be made under this Section 9, including determination of whether a Gross-Up Payment is required and of the amount of any such Gross-Up Payment, shall be made by a nationally recognized public accounting firm selected by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the date of termination of the Executive's employment, if applicable, or such earlier time as is requested. The initial Gross-Up Payment, if any, as determined pursuant to this Section 9(c), shall be paid to the Executive within five business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that he has substantial authority not to report any Excise Tax on his Federal income tax return. Any determination by the Accounting Firm meeting the requirements of this Section 9(c) shall be binding upon the Company and the Executive, subject only to payments pursuant to the following sentence based on a determination that additional Gross-Up Payments should have been made, consistent with the calculations required to be made hereunder (the amount of such additional payments are referred to herein as the "Gross-Up Underpayment"). In the event that the Company exhausts its remedies pursuant to Section 9(d) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Gross-Up Underpayment that has occurred and any such Gross-Up Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. The fees and disbursements of the Accounting Firm shall be paid by the Company.

                (d) The Executive shall notify the Company in writing of any claim by the United States Internal Revenue Service that, if successful, would require the payment by the Executive of any Excise Tax and, therefore, the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but not later than 30 business days after the Executive receives written notice of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires, in good faith, to contest such claim (which notice shall set forth the bases for such contest) and that it will bear the costs and provide the indemnification as required by this sentence, the Executive shall, in good faith:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall, in good faith, reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate, in good faith, in any proceedings relating to such claim;

PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including additional interest and pen-alties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis to the Executive, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of all costs and expenses.

                Without limitation on the foregoing provisions of this Section 9(d), the Company shall, exercising good faith, control all proceedings taken in connection with such contest and, at its sole option (but in good faith), may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option (but in good faith), either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis to the Executive, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; AND FURTHER PROVIDED that any extension of the statute of limitations relating to the payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(d), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(d)) promptly pay to the Company, as the case may be, the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(d), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then any obligation of the Executive to repay such advance shall be forgiven and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                Notwithstanding any provision herein to the contrary, the Executive's failure to strictly comply with the notice provisions set forth in this Section 9, so long as such failure does not prevent the Company from contesting an excise tax claim, shall not adversely affect the Executive's rights under this Section 9.

                10. NO MITIGATION; NO OFFSET.

                In the event of any termination of employment under Section 8, above, the Executive shall be under no obligation to mitigate damages or seek other employment, and, except as expressly set forth herein, there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

                11. NONCOMPETITION AND NONSOLICITATION.

                The Executive represents and warrants that, to the best of his knowledge, he is not using the confidential or proprietary information of any other person in violation of any agreement or rights of others known to him. The Executive agrees that the products of the Company and its Affiliates shall constitute the exclusive property of the Company and its Affiliates.

                For the avoidance of doubt, all trademarks, policy language or forms, products or services (including products and services under development), trade names, trade secrets, service marks, designs, computer programs and software, utility models, copyrights, know-how and confidential information, applications for registration of any of the foregoing and the right to apply for them in any part of the world (whether any of the foregoing shall be registered or unregistered) created or discovered or participated in by the Executive during the course of his employment (whether or not pursuant to the terms of this Agreement) or under the instructions of the Company or its Affiliate are and shall be the absolute property of the Company and its Affiliates, as appropirate. Without limiting the foregoing, the Executive hereby assigns to the Company any and all of the Executive's right, title and interest, if any, pertaining to the insurance and reinsurance (including, without limitation, finite insurance and reinsurance), risk assumption, risk management, brokerage, financial and other products or services developed or improved upon by the Executive (including, without limitation, any related "know-how") while employed by the Company or its Affiliates, including any patent, trademark, trade name, copyright, ownership or other right that may pertain thereto.

                Since Executive has obtained and is likely to obtain in the course of Executive's employment with the Company and its Affiliates knowledge of trade names, trade secrets, know-how, products and services (including products and services under development), techniques, methods, lists, computer programs and software and other confidential information relating to the Company and its Affiliates, and their employees, clients, business or business opportunities, Executive hereby undertakes that:

               (i) Executive will not (either alone or jointly with or on behalf of others and whether directly or indirectly) encourage, entice, solicit or endeavor to encourage, entice or solicit, or hire or cause to be hired any officer or employee of the Company or its Affiliates away from employment with any such entity or to violate the terms of any employment agreement or arrangement between any such officer or employee and the Company or any of its Affiliates;

               (ii) Executive will not (either alone or jointly with or on behalf of others and whether directly or indirectly) interfere with or disrupt or seek to interfere with or disrupt (A) the relationships between the Company and its Affiliates, on the one hand, and any customer or client of the Company and its Affiliates, on the other hand, (including any insured or reinsured party) who during the period of twenty-four months immediately preceding such termination shall have been such a customer or client, or (B) the supply to the Company and its Affiliates of any services by any supplier or agent or broker who during the period of twenty-four months immediately preceding such termination shall have supplied services to any such person, nor will Executive interfere or seek to interfere with the terms on which such supply or agency or brokering services during such period as aforesaid have been made or provided; and

               (iii) Executive will not (either alone or jointly with or on behalf of others and whether directly or indirectly) whether as an employee, consultant, partner, principal, agent, distributor, representative or stockholder (except solely as a less than one percent stockholder of a publicly traded company), engage in any activities in Bermuda if such activities are competitive with the businesses that (i) are then being conducted by the Company or its Affiliates and (ii) during the period of the Executive's employment were either being conducted by the Company or its Affiliates or actively being developed by the Company or its Affiliates.

                The provisions of the immediately preceding sentence shall continue as long as the Executive is employed by the Company or its Affiliates and shall continue in effect after such employment is terminated for any reason until the first anniversary of such termination, provided that if such employment is terminated by the Company prior to the end of the stated term other than for Cause, or is terminated by the Executive under Section 8(d)(iii) or Section 8(d)(iv), the provisions of clauses (ii) and (iii) shall automatically terminate upon the termination of such employment, unless the Company elects, in writing, upon such termination to continue the provisions of clauses (ii) and (iii) in effect through the six-month anniversary of such termination of employment in which case the Company shall be obligated to continue (through such six-month anniversary of termination) to pay the Executive, in addition to any of the Executive's rights under Section 8(d)(ii), 8(d)(iii) or Section 8(d)(iv), his Base Salary and the pro rata portion of the Executive's target annual bonus for the year of termination, and such bonus shall be payable at the times annual bonuses for such year are payable to other executives.

                For purposes of this Agreement, an "Affiliate" of the Company includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company, and such term shall specifically include, without limitation, the Company's majority-owned subsidiaries.

                The limitations on the Executive set forth in this Section shall also apply to any agent or other representative acting on behalf of Executive.

                While the restrictions aforesaid are considered by both parties to be reasonable in all the circumstances it is recognized that restrictions of the nature in question may fail for reasons unforeseen and accordingly it is hereby declared and agreed that if any of such restrictions or the geographic or other scope thereof shall be adjudged to be void as going beyond what is reasonable in the circumstances for the protection of the interests of the Company and its Affiliates but would be valid if part of the wording thereof were deleted and/or the periods (if any) thereof reduced and/or geographic or other area dealt with thereby reduced in scope then said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

                Nothing contained in this Section 11 shall limit in any manner any additional obligations to which Executive may be bound pursuant to any other agreement or any applicable law, rule or regulation and Section 11 shall apply, subject to its terms, after employment has terminated for any reason.

                12. CONFIDENTIAL INFORMATION.

                The Executive covenants that he shall not, without the prior written consent of the Company, disclose to any person, other than an employee of the Company or other person to whom disclosure is necessary to the performance by the Executive of his duties in the employ of the Company, any confidential, proprietary, secret, or privileged information about the Company or its Affiliates or their business or operations, including, but not limited to, information concerning trade secrets, know-how, software, data processing systems, policy language and forms, inventions, designs, processes, formulae, notations, improvements, financial information, business plans, prospects, referral sources, lists of suppliers and customers, legal advice and other information with respect to the affairs, business, clients, customers, agents or other business relationships of the Company or its Affiliates. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential proprietary or privileged information or data relating to the Company or any of its Affiliates or predecessor companies, and their respective businesses, which shall have been obtained by Executive during his employment, unless and until such information has become known to the public generally (other than as a result of unauthorized disclosure by the Executive) or unless he is required to disclose such information by a court or by a governmental body with apparent authority to require such disclosure. The foregoing covenant by the Executive shall be without limitation as to time and geographic application and this Section 12 shall apply in accordance with its terms after employment has terminated for any reason. The Executive acknowledges and agrees that he shall have no authority to waive any attorney-client or other privilege without the express prior written consent of the Compensation Committee as evidenced by the signature of the Company's General Counsel.

                13. WITHHOLDING.

                Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

                14. GUARANTY AND AFFILIATE SERVICES.

                (a) LIABILITY. Each of XL Insurance Ltd and XL Re Ltd (together, the "Guarantors") hereby agrees to be jointly and severally liable together with the Company, for the performance of all obligations and duties, and the payment of all amounts, due to the Executive under this Agreement.

                (b) RESPONSIBILITY. All of the other terms and provisions of this Agreement relating to the Executive's employment by the Company shall likewise apply MUTATIS MUTANDIS to the Executive's employment by any of its Affiliates, it being understood that if the Executive's employment with the Company is terminated, his employment with its Affiliates shall also be terminated and the Executive shall be required to resign immediately from all directorships and other positions held by the Executive in the Company and its Affiliates or in any other entities in respect of which the Executive was acting as a representative or designee of the Company or its Affiliates in connection with his employment.

                15. ENTIRE AGREEMENT.

                This Agreement, together with the Exhibits, contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Company and the Executive with respect thereto.

                16. ASSIGNABILITY; BINDING NATURE.

                This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his right to compensation and benefits hereunder, which may be transferred by will or operation of law subject to the limitations of this Agreement. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation or amalgamation or scheme of arrangement in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes by operation of law or in writing duly executed by the assignee or transferee all of the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

                17. INDEMNIFICATION.

                The Executive shall be provided indemnification by the Company to the maximum extent permitted by applicable law and its charter documents. In addition, he shall be covered by a directors' and officers' liability policy with coverage for all directors and officers of the Company in an amount equal to at least US$75,000,000. Such directors' and officers' liability insurance shall be maintained in effect for a period of six years following termination of the Executive's employment for any reason other than pursuant to Section 8(c) or
Section 8(e) hereof.

                18. SETTLEMENT OF DISPUTES.

                (a) Any dispute between the Parties arising from or relating to the terms of this Agreement or the Executive's employment with the Company or its Affiliates shall, except as provided in Section 18(b) or Section 18(c), be resolved by arbitration held in New York City in accordance with the rules of the American Arbitration Association.

                (b) Executive acknowledges that the Company and its Affiliates will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Executive breaches his obligations under Section 11 or 12.
Accord-
ingly, Executive agrees that the Company and its Affiliates will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by Executive of his obligations under Section 11 or 12 in any Federal or state court sitting in the City and State of New York or court sitting in Bermuda or the United Kingdom, or, at the Company's or any Affiliate's election, in any other jurisdiction in which Executive maintains his residence or his principal place of business. Executive hereby submits to the non-exclusive jurisdiction of all those courts for the purposes of any actions or proceedings instituted by the Company or its Affiliates to obtain such injunctive relief, and Executive agrees that process in any or all of those actions or proceedings may be served by registered mail or delivery, addressed to the last address of Executive known to the Company or its Affiliates, or in any other manner authorized by law. Executive further agrees that, in addition to any other remedies available to the Company or its Affiliates by operation of law or otherwise, because of any breach by Executive of his obligations under
Section 11 or 12 he will forfeit any and all bonus and rights to any payments to which he might otherwise then be entitled by virtue hereof and such payments may be suspended so long as any good faith dispute with respect thereto is continuing; PROVIDED, HOWEVER, that payments, benefits and other rights and privileges of the Executive under Section 8(d)(iii) shall not be forfeited, suspended, offset, diminished or otherwise altered in any way on account of any breach or prospective breach of Section 11, Section 12 or any other provision of this Agreement alleged by the Company.

                (c) Notwithstanding any other provision of this Agreement, the Executive may elect to resolve any dispute involving a breach or alleged breach of Section 8(d)(iii) in any Federal or State court sitting in the City and State of New York or court sitting in Bermuda or the United Kingdom. The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of all those courts for the purposes of any actions or proceedings instituted by the Executive to enforce Section 8(d)(iii), and the Company and the Guarantors agree that process in any or all of such actions or proceedings may be served by registered mail or delivery, addressed to the Company as set forth in Section 20, or in any other manner authorized by law. The Company and the Guarantors shall pay all costs associated with any court proceeding under this Section 18(c), including all legal fees and expenses of the Executive, who shall be reimbursed for all such costs promptly upon written demand therefor by the Executive.

                (d) All costs associated with any proceeding under Sections 18(a) or 18(b) hereof, including all legal fees and expenses, for all Parties shall be borne by the Company; PROVIDED, HOWEVER, that each Party shall bear its own expenses if (i) the dispute relates to Sections 11 or 12 hereof, (ii) the dispute results in the grant of injunctive relief against the Executive, and
(iii) the Executive's employment was terminated by the Company for Cause or by the Executive not for Good Reason and not pursuant to Section 8(d)(iv) hereof. The Executive shall be reimbursed by the Company for all such costs promptly upon written demand therefor by the Executive.

                19. AMENDMENT OR WAIVER.

                No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company and the Guarantors. No waiver by any Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or a duly authorized officer of the Company and the Guarantors, as the case may be.

                20. NOTICES.

                Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by courier, or by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently by similar process give notice of:

                If to the Company:

                       XL Capital Ltd
                       XL House
                       One Bermudiana Road
                       Hamilton HM11 Bermuda
                       Att'n: General Counsel

                If to the Executive:

                       Jerry de St. Paer
                       c/o XL Capital Ltd
                       XL House
                       One Bermudiana Road
                       Hamilton HM11 Bermuda



                21. SEVERABILITY.

                In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                22. SURVIVORSHIP.

                The respective rights and obligations of the Parties shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                23. REFERENCE.

                In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his estate or other legal representative.

                24. GOVERNING LAW.

                This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

                25. HEADINGS.

                The heading of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                26. COUNTERPARTS.

                This Agreement may be executed in one or more counterparts.

                IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                                 XL CAPITAL LTD


                                                 By:
                                                    ----------------------------

                                                 JERRY DE ST. PAER


                                                 By:
                                                    ----------------------------

                                                 GUARANTORS:

                                                 XL INSURANCE LTD


                                                 By:___________________________

                                                 XL RE LTD


                                                 By: __________________________

                                                                       EXHIBIT A


                                CHANGE IN CONTROL


                A "Change in Control" shall be deemed to have occurred:

               (i) if any person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative)(a "Person") or any group, as defined in Sections 13(d) or 14(d) of the United States Securities Exchange Act of 1934 (other than a group of which the Executive is a member or which has been organized by the Executive), becomes the beneficial owner, directly or indirectly, of securities of the Company representing, or acquires the right to control or direct, or to acquire through the conversion of securities or the exercise of warrants or other rights to acquire securities, 30% or more of either
          (I) the outstanding Ordinary Shares of the Company; (II) the outstanding securities of the Company having a right to vote in the election of directors or (III) the combined voting power of the outstanding securities of the Company having a right to vote in the election of directors; or

               (ii) if there shall be elected or appointed to the Board of Directors of the Company (the "Board") any director or directors whose appointment or election by the Board or nomination for election by the Company's shareholders was not approved by a vote of at least a majority of the directors then still in office who were either directors on the date of execution of this Agreement or whose election or appointment or nomination for election was previously so approved; or

               (iii) if there occurs a reorganization, scheme of arrangement, merger, consolidation, combination, amalgamation, corporate restructuring, liquidation, winding up, exchange of securities, or similar transaction, or stockholder approval of any of the foregoing, (each, an "Event"), in each case, in respect of which the beneficial owners of the outstanding Company Ordinary Shares immediately prior to such Event do not or will not, following such Event, beneficially own, directly or indirectly, more than 60% of each of the outstanding equity share capital and the combined voting power of the then outstanding voting securities entitled to vote in the election of the directors, of the Company and any resulting entity, in substantially the same proportions as their ownership, immediately prior to such Event, of the Ordinary Shares and voting power of the Company; or

               (iv) if there occurs an Event involving the Company as a result of which 25% of more of the members of the Board of the Company are not persons who were members of the Board immediately prior to the earlier of (x) the Event, (y) execution of an agreement, the consummation of which would result in the Event, or (z) announcement by the Company of an intention to effect the Event; or

               (v) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

                                                                       EXHIBIT B


                                   GOOD REASON

                For purposes of this Agreement, "Good Reason" shall mean any of the following, unless done with the prior express written consent of the Executive:

                             (i) (A)  The  assignment  to  Executive  of  duties
               inconsistent with Executive's position (including duties, responsibilities, status, titles or offices as set forth in
               Section 3 hereof); or (B) any elimination, diminution or reduction of Executive's duties or responsibilities except in connection with the termination of Executive's employment for Cause, disability or as a result of Executive's death or by Executive other than for Good Reason; and for purposes for this clause (i), the determination of whether there has been a reduction of duties or responsibilities or an assignment of duties inconsistent with the Executive's position shall take into account the Executive's duties, responsibilities and position with the ultimate parent of the parent/subsidiary group as a whole which includes the Company;

                    (ii) The (A) reduction in Executive's Base Salary from the level in effect immediately prior to the Change in Control, or
               (B) payment of an annual bonus in an amount less than the lesser of (x) the most recent annual bonus paid prior to the Change in Control or (y) the greater of (I) the most recent target bonus established prior to the Change in Control or (II) the annual average bonus paid for the preceding three complete years prior to the Change in Control (or such lesser number of complete years as the Executive shall have been employed by the Company);

                    (iii) The failure by the Company or the Guarantors to obtain the specific written assumption of this Agreement by any successor or assign of the Company or the Guarantors or any person acquiring substantially all of the Company's or the Guarantors' assets;

                    (iv) Any breach by the Company or the Guarantors of any
               provision of this Agreement or any agreements entered into pursuant thereto that remains uncured for 20 calendar days following written notice of same by the Executive;

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                    (v) Requiring Executive to be based at any office or
               location other than those described in Section 3(b) hereof, except for travel reasonably required in the performance of the Executive's responsibilities;

                    (vi) During the Post Change Period, (A) the failure to
               continue in effect any compensation or incentive plan in which Executive participates immediately prior to the time of the Change in Control unless an equitable arrangement (embodied in an ongoing substitute or alternative plan providing Executive with at least the same aggregate economic opportunity on an after-tax basis available to the Executive immediately prior to the Change in Control) has been made with respect to such plan in connection with the Change in Control, or the failure to continue Executive's participation therein on substantially the same basis both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existed at the time of the Change in Control; or (B) the failure to continue to provide Executive with benefits and coverage at least as favorable in the aggregate as those enjoyed by him under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which he was participating at the time of the Change in Control; or

                    (vii) The failure by the Company to pay within 7 calendar
               days of the due date any amounts due under any benefit or compensation plan, including any deferred compensation plan.